MILLAR WESTERN FOREST PRODUCTS LTD.

                              FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                   (unaudited)


--------------------------------------------------------------------------------

                       MILLAR WESTERN FOREST PRODUCTS LTD.

                                  BALANCE SHEET

                             AS AT DECEMBER 31, 2002

                                   (unaudited)



                                                                                           2002              2001
                                                                                                         (restated -
                                                                                                            note 2)
                                                                                     ---------------   ----------------

                                                                                     (in thousands of Canadian dollars)

                                     ASSETS

Current assets
    Cash..........................................................................    $     35,005      $      15,872
    Accounts receivable...........................................................          33,931             33,443
    Inventories (note 4)..........................................................          61,236             61,092
    Prepaid expenses..............................................................           3,849              2,427
    Future income taxes...........................................................           1,599              3,555
                                                                                     ---------------   ----------------
                                                                                           135,620            116,389
Property, plant and equipment.....................................................         159,407            171,745
Other assets .....................................................................          26,613             28,544
                                                                                     ---------------   ----------------
                                                                                      $    321,640      $     316,678
                                                                                     ===============   ================


                      LIABILITIES AND SHAREHOLDER'S EQUITY


Current liabilities
    Accounts payable and accrued liabilities......................................     $    46,984       $     38,616
    Deferred revenue..............................................................           6,518               -
                                                                                     ---------------   ----------------
                                                                                            53,502             38,616

Long-term debt (U.S. $160,000, 2001 - U.S. $160,000)..............................         252,592            254,800
Other obligations.................................................................           6,712             10,582
Future income taxes...............................................................           6,830              8,916
Contingent liability (note 7).....................................................            -                 2,268
                                                                                     ---------------   ----------------
                                                                                           319,636            315,182

Shareholder's equity
    Share capital.................................................................            -                  -
    Retained earnings.............................................................           2,004              1,496
                                                                                     ---------------   ----------------
                                                                                       $   321,640       $    316,678
                                                                                     ===============   ================

                       MILLAR WESTERN FOREST PRODUCTS LTD.

                             STATEMENTS OF EARNINGS

                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                   (unaudited)


                                                           Three Months Ended                     Year Ended

                                                          2002             2001             2002              2001
                                                                        (restated-                         (restated-
                                                                         note 2)                            note 2)
                                                     --------------    --------------  --------------     ---------------

                                                                                 (in thousands of Canadian dollars)

    Gross revenue.................................    $    71,896       $    59,334     $   277,830        $   248,825
    Selling expenses..............................         13,774            11,432          43,865             37,947
                                                     --------------    --------------  --------------     ---------------
    Net revenue...................................         58,122            47,902         233,965            210,878
    Cost of sales.................................         45,292            39,555         177,354            161,863
    Depreciation and amortization.................          4,267             4,148          16,731             16,184
    General and administration....................          3,398             4,290          13,391             15,424
    Severance costs (note 5)......................           -                 -              2,298               -
                                                     --------------    --------------  --------------     ---------------
    Operating earnings............................          5,165               (91)         24,191             17,407
    Financing expenses (note 6)...................          6,272             6,568          26,153             25,266
    Unrealized exchange (gain) loss on debt.......            240             2,209          (2,208)            15,521
    Other expense (income)........................           (411)            4,925            (707)             4,415
                                                     --------------    --------------  --------------     ---------------
    Earnings (loss) before income taxes...........           (936)          (13,793)            953            (27,795)
    Income taxes (recovery).......................           (162)           (3,755)            445             (4,325)
                                                     --------------    --------------  --------------     ---------------
    Net earnings (loss)...........................    $      (774)      $   (10,038)    $       508        $   (23,470)
                                                     ==============    ==============  ==============     ===============



                         STATEMENTS OF RETAINED EARNINGS
                         FOR THE YEAR ENDED DECEMBER 31

                                   (unaudited)

                                                                                          2002              2001
                                                                                     ----------------  -----------------

                                                                                     (in thousands of Canadian dollars)

    Retained earnings - beginning of period.......................................     $    21,878       $    31,852
    Change in accounting policy (note 2)..........................................         (20,382)           (6,886)
                                                                                     ----------------  -----------------
    Retained earnings-beginning of period as restated.............................           1,496            24,996
    Net earnings (loss)...........................................................             508           (23,470)
                                                                                     ----------------  -----------------
    Retained earnings - end of period.............................................     $     2,004       $     1,496
                                                                                     ================  =================

                       MILLAR WESTERN FOREST PRODUCTS LTD.

                            STATEMENTS OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                   (unaudited)

                                                              Three Months Ended                    Year Ended
                                                             2002             2001             2002             2001
                                                                           (restated-                        (restated-
                                                                            note 2)                           note 2)
                                                        --------------    -------------   --------------    ---------------

                                                                            (in thousands of Canadian dollars)
Cash provided from (used in)
Operating activities
    Net earnings (loss)............................       $     (774)       $  (10,038)     $      508        $  (23,470)
    Items not affecting cash:
      Future income taxes (recovery)...............             (287)           (3,905)           (130)           (4,925)
      Reforestation expense........................            1,052                91           4,659             7,024
      Depreciation and amortization................            4,267             4,148          16,731            16,184
      Amortization of deferred financing charges...              230               229             919             1,057
      Unrealized foreign exchange (gain) loss on debt            240             2,209          (2,208)           15,521
      Provision for contingent liability (note 7)..             -                 -             (2,268)            2,268
      Other........................................             (854)            3,753          (1,249)            3,403
                                                        --------------    -------------   --------------    ---------------
                                                               3,874            (3,513)         16,962            17,062

    Reforestation expenditures                                  (215)              (95)         (4,982)          (11,455)
                                                        --------------    -------------   --------------    ---------------
                                                               3,659            (3,608)         11,980             5,607
                                                        --------------    -------------   --------------    ---------------
    Changes in non-cash components of working
    capital
      Accounts receivable..........................           (3,310)            4,408            (488)            9,275
      Inventories..................................           (4,126)              120             791            10,272
      Prepaid expenses.............................           (1,430)             (465)         (1,422)              366
      Accounts payable and accrued liabilities.....            1,540               424           5,757            (4,871)
      Deferred revenue.............................            6,518              -              6,518              -
                                                        --------------    -------------   --------------    ---------------
                                                                (808)            4,487          11,156            15,042
                                                        --------------    -------------   --------------    ---------------
                                                               2,851               879          23,136            20,649
                                                        --------------    -------------   --------------    ---------------

Investing activities
    Additions to property, plant and equipment.....             (621)           (2,763)         (3,480)          (24,208)
    Proceeds on disposal of property, plant and                   82               890             439             1,581
          equipment................................
    Decrease (increase) in other assets............              (80)               79             (30)              (72)
                                                        --------------    -------------   --------------    ---------------
                                                                (619)           (1,794)         (3,071)          (22,699)
                                                        --------------    -------------   --------------    ---------------

Financing activity
    Repayment of other obligations.................             (932)             -               (932)             -
                                                        --------------    -------------   --------------    ---------------

Increase (decrease) in cash........................            1,300              (915)         19,133            (2,050)
Cash - beginning of period.........................           33,705            16,787          15,872            17,922
                                                        --------------    -------------   --------------    ---------------

Cash - end of period...............................       $   35,005        $   15,872      $   35,005        $   15,872
                                                        ==============    =============   ==============    ===============

                       MILLAR WESTERN FOREST PRODUCTS LTD.

                              SEGMENTED INFORMATION

                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                   (unaudited)

                                                           Three Months Ended                    Year Ended

                                                            2002            2001             2002             2001
                                                       -------------    -------------    -------------    -------------

                                                                     (in thousands of Canadian dollars)

Product segment

Lumber
    Net revenue....................................     $   23,413       $   16,691       $  100,202       $   82,562
    Cost of sales and administration...............         21,083           18,759           84,668           84,318
    Depreciation and amortization..................          1,435            1,377            5,709            5,298
    Severance costs................................           -                -                 681             -
                                                       -------------    -------------    -------------    -------------
    Operating earnings (loss)......................     $      895       $   (3,445)      $    9,144       $   (7,054)
                                                       =============    =============    =============    =============

Pulp
    Net revenue....................................     $   33,184       $   29,214       $  127,643       $  118,993
    Cost of sales and administration...............         24,209           20,796           92,686           77,539
    Depreciation and amortization..................          2,734            2,720           10,708           10,580
    Severance costs................................           -                -               1,340             -
                                                       -------------    -------------    -------------    -------------
    Operating earnings.............................     $    6,241       $    5,698       $   22,909       $   30,874
                                                       =============    =============    =============    =============

Corporate and other
    Net revenue....................................     $    1,525       $    1,997       $    6,120       $    9,323
    Cost of sales and administration...............          3,398            4,290           13,391           15,430
    Depreciation and amortization..................             98               51              314              306
    Severance costs................................           -                -                 277             -
                                                       -------------    -------------    -------------    -------------
    Operating loss.................................     $   (1,971)      $   (2,344)      $   (7,862)      $   (6,413)
                                                       =============    =============    =============    =============

Total
    Net revenue....................................     $   58,122       $   47,902       $  233,965       $  210,878
    Cost of sales and administration...............         48,690           43,845          190,745          177,287
    Depreciation and amortization..................          4,267            4,148           16,731           16,184
    Severance costs................................           -                -               2,298             -
                                                       -------------    -------------    -------------    -------------
    Operating earnings.............................     $    5,165       $      (91)      $   24,191       $   17,407
                                                       =============    =============    =============    =============

Shipments by business segment

Lumber (millions of board feet)....................           78.3              58.9            283.3            250.4
                                                       =============    =============    =============    =============

Pulp (thousands of tonnes).........................           65.7              68.4            271.6            236.2
                                                       =============    =============    =============    =============

                                                                                               2002             2001
                                                                                         -------------    -------------

Identifiable assets
           Lumber                                                                        $    117,624      $   124,305
           Pulp                                                                               143,664          152,115
           Corporate and other                                                                 60,352           40,258
                                                                                         -------------    -------------
                                                                                         $    321,640      $   316,678
                                                                                         =============    =============

                       MILLAR WESTERN FOREST PRODUCTS LTD.

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                   (unaudited)


1.   BASIS OF PRESENTATION

     The accompanying unaudited interim financial statements have been prepared by the Company, following the same accounting policies and methods as those disclosed in the audited financial statements for the year ended December 31, 2001 except as described in note 2. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in Canada have been omitted. These interim financial statements should be read in conjunction with the December 31, 2001 audited financial statements and the notes thereto included in the Company's Annual Report on Form 20-F. In the opinion of management, all adjustments, which are of a normal and recurring nature, necessary for a fair presentation of the balance sheet, results of operations, and cash flows of these interim periods have been included.

2.   CHANGE IN ACCOUNTING POLICY

     Effective January 1, 2002, the Company adopted a new standard issued by the Canadian Institute of Chartered Accountants with respect to the recognition of unrealized foreign exchange gains or losses. Under the new standard, exchange gains or losses that arise on translation of long-term debt denominated in a foreign currency are included in the determination of earnings for the current period. The Company has adopted the new recommendations retroactively and restated prior years' financial statements. Prior to this change, gains or losses arising from translation of foreign currency denominated long-term debt were deferred and amortized over the remaining term of the debt. The unamortized balance of the deferred exchange loss was netted against long-term debt in the Company's financial statements. The following table outlines the increase or (decrease) of the restated amounts in the prior financial statements:

                                                                                                        Year Ended
                                                                                   Fourth Quarter      December 31,
                                                                                        2001               2001
                                                                                   ----------------   ----------------
    Long-term debt..............................................................   $       20,382     $     20,382
    Retained earnings...........................................................          (20,382)         (20,382)
    Financing expenses..........................................................             (721)          (2,025)
    Unrealized exchange loss on debt............................................            2,209           15,521

     The Company has not recognized the tax benefit related to cumulative unrealized exchange losses on the translation of foreign currency denominated long-term debt. Recognition of the benefit of these losses is dependent upon the realization of taxable capital gains in the future.

3.   INVENTORIES

                                                                                         2002               2001


                                                                                   ----------------   ----------------

    Logs........................................................................     $     25,764       $     30,701
    Pulp........................................................................           17,487             13,675
    Lumber......................................................................            9,824              8,609
    Operating and maintenance supplies..........................................            8,161              8,107
                                                                                   ----------------   ----------------
                                                                                     $     61,236       $     61,092
                                                                                   ================   ================

                       MILLAR WESTERN FOREST PRODUCTS LTD.

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                   (unaudited)

4.   COST OF SALES

     Costs of sales in the current year and in 2001 include electricity related items of a significant and non-recurring nature. In 2002, the Company recorded $1.6 million in electricity costs related to final rate adjustments for electricity consumed in the 2000 year ($0.7 million recorded in the current quarter and $0.9 million in the quarter ended September 30, 2002). In 2001, the Company also recorded $4.2 million in electricity costs related to preliminary rate adjustments for electricity consumed in the 2000 year. The Company continues to appeal the final regulatory ruling on the year 2000 power rates and has disputed approximately $1.9 million of the costs accrued. At December 31, 2002, accounts payable include $4.3 million related to the costs accrued and this amount is repayable in monthly installments over the next twelve months.

     In 2001, the Company received consumption based electricity rebates that reduced its cost of sales in that year by $19.6 million. This rebate program ended December 31, 2001.


5.   SEVERANCE COSTS

     As a result of a corporate-wide review of operating requirements and staffing levels, the Company implemented a workforce reduction program in January, 2002. The majority of the position reductions were achieved voluntarily. The cost of this program was $2.3 million.

6.   FINANCING EXPENSES

                                                                 Three months ended                 Year ended
                                                                 2002          2001           2002             2001

                                                                            (restated)                      (restated)
                                                            ------------  ------------   -------------    -------------
    Interest expense
       Long-term debt......................................   $  6,251      $  6,358       $  24,765        $  25,031
       Other...............................................        107           134             545              857
    Amortization of deferred financing costs...............        230           229             919            1,057
    Foreign exchange gains on U.S. dollar cash and working
    capital................................................       (316)         (153)            (76)          (1,679)
                                                            ------------  ------------   -------------    -------------

                                                              $  6,272      $  6,568       $  26,153        $  25,266
                                                            ============  ============   =============    =============

7.   CONTINGENT LIABILITY

     On March 22, 2002 and further adjusted on April 25, 2002, the U.S. Department of Commerce ("USDOC") issued its final determination in the countervailing and antidumping investigations. The USDOC's final determination in the countervailing investigation resulted in a duty rate of 18.79% and an antidumping duty rate of 8.43%, both to be posted by cash deposits.

     On May 16, 2002, the United States International Trade Commission ("USITC") published its final written determination on injury and stated that Canadian softwood lumber threatens material injury to the U.S. industry. As a result, cash deposits have been required for shipments at the rates determined by the USDOC effective from May 22, 2002. All bonds posted prior to May 22, 2002 have been returned and cancelled. In 2002, the Company reversed $2.3 million related to preliminary duties charged in 2001. The reversal was recorded as a credit to selling expenses.

     The company has accrued as a selling expense $5.2 million for the period from May 22, 2002 to December 31, 2002 representing the combined countervailing and antidumping duties of 27.22%.

                       MILLAR WESTERN FOREST PRODUCTS LTD.

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                   (unaudited)


7.   CONTINGENT LIABILITY (continued)

     The Company and other Canadian forest product companies, the Federal Government and Canadian provincial governments ("Canadian Interests") categorically deny the U.S. allegations and strongly disagree with the final countervailing and dumping determinations made by the USITC and USDOC. Canadian Interests continue to aggressively defend the Canadian industry in this trade dispute. Canadian Interests may appeal the decision of these administrative agencies to the appropriate courts, North American Free Trade Association panels and the World Trade Organization. The final amount of countervailing and antidumping duties that may be assessed on Canadian softwood lumber exports to the U.S. cannot be determined at this time and will depend on the results of these appeals. Notwithstanding the final rates established in the investigations, the final liability for the assessment of countervailing and antidumping will not be determined until each annual administrative review process is complete.

8.   COMPARATIVE FIGURES

     Certain 2001 comparative figures have been reclassified to conform with the financial statement presentation adopted for 2002.